UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0060 Expires: April 30, 2009 Estimated average burden hours per response.....38.0
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 15, 2008

MathStar, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51560	41-1881957
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

19075 N.W. Tanasbourne Drive, Suite 200, Hillsboro, Oregon		97124
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(503) 726-5500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a)        On October 14, 2008, MathStar, Inc. (the “Company”) received a letter from The NASDAQ Stock Market (“Nasdaq”) (which was superseded by a letter Nasdaq sent October 15, 2008 that corrected inadvertent dating errors in the October 14 letter), which stated that based on Nasdaq staff’s review of the Company and pursuant to Marketplace Rule 4300, Nasdaq staff believes that the Company is a “public shell” and as such no longer meets Nasdaq’s listing requirements.  Accordingly, Nasdaq indicated in the letter that trading of the Company’s common stock on The Nasdaq Global Market will be suspended at the opening of business on October 23, 2008 unless the Company requests an appeal of the determination on or before October 21, 2008, which request would stay the suspension of the Company’s common stock.

Today, the Company announced that it does not intend to request an appeal of Nasdaq’s decision to delist the Company’s securities pursuant to Marketplace Rule 4300.  As a result of delisting, the Company’s common stock will no longer be eligible for quotation on Nasdaq, thereby reducing the liquidity of its common stock; however, the Company’s common stock may be eligible for quotation on the Pink Sheets by broker-dealers or for quotation on the OTC Bulletin Board.  At this time, the Company is pursuing having its common stock quoted on the Pink Sheets or the OTC Bulletin Board.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

The exhibit listed below is filed herewith:

99.1         Press Release dated October 20, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MathStar, Inc.

Date: October 20, 2008
	By	/s/ Douglas M. Pihl
Chairman, Presdient, Chief Executive Officer
and Chief Financial Officer
(Principal Executive Officer and
Principal Accounting Officer)